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                                                                  EXHIBIT 23.02



               Consent of Independent Certified Public Accountants


         We consent to the use of (a) our report dated January 28, 1998, with respect to the consolidated financial statements of MIG Residential REIT, Inc. for each of the three years in the period ended December 31, 1997, (b) our report dated February 2, 1998, with respect to the combined statement of revenue and certain expenses for certain multifamily properties for the year ended December 31, 1997, for those properties which were acquired by Associated Estates Realty Corporation (AERC) on February 2, 1998, and (c) our report dated February 20, 1998, with respect to the combined financial statements of MIG Companies for the year ended December 31, 1997, included in this Current Report on Form 8-K incorporated by reference in Registration Statements (Form S-3 No. 333-22419 and Forms S-8 No. 333-27429 and No. 33-88430) of AERC filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
West Palm Beach, Florida
March 30, 1998